Exhibit 99.01

BEFORE THE CORPORATION COMMISSION OF THE STATE OF OKLAHOMA

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR AN ORDER OF THE COMMISSION	)
AUTHORIZING APPLICANT TO MODIFY ITS	)	CASE NO. PUD 2023-000087
RATES, CHARGES, AND TARIFFS FOR RETAIL	)
ELECTRIC SERVICE IN OKLAHOMA	)

UNCONTESTED JOINT STIPULATION AND SETTLEMENT AGREEMENT

COME NOW the undersigned parties to the above-entitled case (“Stipulating Parties”) and present the following Joint Stipulation and Settlement Agreement (“Joint Stipulation”) for the Oklahoma Corporation Commission's (“Commission”) review and approval as their compromise and settlement of the issues in this proceeding. The Stipulating Parties represent to the Commission that this Joint Stipulation represents a fair, just and reasonable settlement of all issues (except the 1 MW Competitive Load Issue described in Paragraph II.13 below), that they believe the terms and conditions of the Joint Stipulation are in the public interest, and the Stipulating Parties request the Commission issue an order in this case adopting and approving this Joint Stipulation.

I. Jurisdiction of the Commission

The Stipulating Parties agree that the Commission has jurisdiction with respect to the issues presented in this proceeding by virtue of Article IX, §18 et seq. of the Oklahoma Constitution, 17 O.S. §152 et seq., 17 O.S. §251 et seq., the Commission’s Rules of Practice (OAC 165:5), and the Commission’s Electric Utility Rules (OAC 165:35).

II. Recommendations of the Stipulating Parties

This Joint Stipulation represents a settlement to become effective with the issuance of a Commission order approving this Joint Stipulation. The Stipulating Parties agree to the following terms for setting rates in this Case:

1.
Revenue Requirement: The Stipulating Parties agree that OG&E’s initial filed request of $332.54 million shall be reduced by the following adjustments, resulting in a total base rate increase of $126.66 million:

Issue	Reduction
Update revenue requirement to reflect known and measurable changes as of March 31, 2024	$19.35 million
Return on equity – No increase (9.50%)	$51.13 million
Depreciation expense – FEA Production, PUD Transmission, OIEC Intangible, No change for Distribution and General plant	$74.19 million
Pension Regulatory Asset Amortization – 15 years	$6.81 million
Coal Inventory	$6.73 million
Insurance Expense	$0.07 million
Dues and Memberships	$0.63 million
Short Term Incentives – 50% Recovery	$7.64 million
Long Term Incentives – 0% Recovery	$8.96 million
Vegetation Management – $4 million increase to base rates	$20.00 million
Payroll Capitalization Ratio	$6.08 million
Directors and Officers Liability Insurance – 50% Recovery	$0.61 million
Investors Relations Expense – 50% Recovery	$0.37 million
Board of Directors Compensation – 50% Recovery	$1.45 million
Severance Expense	$0.53 million
Ad Valorem Tax Expense	$0.88 million
Transmission/Wind Allocation Impact on Rev. Req. & Misc.	$0.45 million

2.
Plant-in-Service: The Stipulating Parties agree OG&E’s recorded plant-in-service as of March 31, 2024, is prudent and should be included in OG&E’s rate base.

3.
Silver Energy Program: The Stipulating Parties agree to increase OG&E’s existing senior citizen discount program by $60 annually consistent with OG&E’s proposal in its Direct Testimony.

4.
Residential Customer Charge: The Stipulating Parties agree OG&E’s residential customer charge shall remain at $13.00 per month.

5.
Return on Equity: The Stipulating Parties agree there shall be no change in the Company’s currently authorized return on equity.

6.
Capital Structure: The Stipulating Parties agree to utilize OG&E’s actual capital structure as reflected in the Company’s Application.

7.
Depreciation Rates: The Stipulating Parties agree that OG&E, in setting rates in this Case, shall utilize depreciation rates as recommended in Responsive Testimony by the Federal Executive Agencies for Production plant accounts, the Public Utility Division for Transmission plant accounts, Oklahoma Industrial Energy Consumers for Intangible plant accounts, and no change to existing rates for Distribution and General plant accounts.

8.
Vegetation Management Expense and Tracker: The Stipulating Parties agree to the following for OG&E’s Transmission and Distribution vegetation management expense:

•
OG&E’s base rate level of vegetation management expense shall be $38.22 million annually.
•
OG&E is authorized to establish a regulatory asset or liability to record the total level of expense less than or greater than the annual base level of expense.
•
OG&E shall record no greater than $7.50 million in excess of the base rate level per year to the regulatory asset.
•
OG&E shall file testimony to support the total amount of vegetation management spend in its next general rate case, and it shall propose an amortization period for the net regulatory asset or liability.
•
OG&E shall submit an annual report to the Public Utility Division detailing the Company’s vegetation management spending and activities.
•
All costs booked to the regulatory asset or liability shall be subject to a full prudence review in OG&E’s next general rate case.
•
No carrying charge shall accrue on the regulatory asset/liability.

9.
Day Ahead Pricing/Load Reduction Rider Co-subscription: The Stipulating Parties agree its customers shall continue to be allowed to co-subscribe to the Day Ahead Pricing tariff and Load Reduction Rider tariff.

10.
Energizing Renewable Connections Tariff: The Stipulating Parties agree OG&E shall reduce the Energizing Renewable Connections tariff minimum commitment period from ten years to seven years.

11.
Transmission Cost Allocation: The Stipulating Parties agree Transmission costs shall continue to be allocated based upon 4 Coincident Peak (“4-CP”) allocator.

12.
Wind Production Cost Allocation: The Stipulating Parties agree the existing wind production cost allocation shall not change, and that it shall be allocated based upon 4-CP Average and Excess allocator.

13.
1MW Competitive Load Issues: The Stipulating Parties agree to litigate 1MW competitive load issues before the Commission at the hearing on the merits in this Case. The Stipulating Parties agree that, other than the 1MW issue, the Stipulating Parties shall not litigate any other issues or contest any provision of this Settlement Agreement in the hearing to litigate 1MW competitive load issues. The Stipulating Parties have not abandoned their litigated positions with regard to 1MW competitive load issues raised in Direct, Responsive, or Rebuttal Testimony filed in this case. The Stipulating Parties acknowledge and agree that Commission resolution of the 1 MW competitive load issue could impact the cost of service study, revenue allocation and OG&E’s tariffs and that any final order issued in this case may adjust the Company’s cost of service, revenue allocation, and tariffs in accordance with the Commission’s 1 MW issue findings.

14.
Additional Cost of Service/Rate Design Issues: The Stipulating Parties agree to the following:
•
Revenue allocation shall be applied to the customer classes consistent with OG&E’s proposed revenue allocation methodology included in its Direct Testimony, including the following criteria: no base rate decrease for any customer class and no more than a 12.8% base rate case increase for any customer class.
•
If the Commission approves an increase to the PL-TOU SL 2 rate as recommended by this Joint Stipulation, the peak energy rate of TOU shall be increased more than the demand charge is increased, and the cost recovered through the on-peak energy charge shall be higher than the cost recovered through the PL Standard SL 2 energy charge.
•
If the Commission approves an increase to the PL-TOU Service Level 5 rate as recommended by this Joint Stipulation, then any such increase shall only be applied to the demand charge. The energy charge shall remain unchanged.
•
Modifications to OG&E’s Terms and Conditions of Service and Tariffs proposed by OG&E in its Direct Testimony shall be approved unless otherwise amended by this Settlement Agreement.

15.
Pension Tracker Amortization: The Stipulating Parties agree OG&E’s Pension Regulatory Asset balance as of March 31, 2024, shall be amortized over 15 years.

III. General Reservations

The Stipulating Parties represent and agree that, except as specifically provided:

A. Negotiated Settlement

This Joint Stipulation represents a negotiated settlement for the purpose of compromising and resolving the issues presented in this case.

B. Authority to Execute

Each of the undersigned affirmatively represents to the Commission that he or she has fully advised his or her respective client(s) that the execution of this Joint Stipulation constitutes a resolution of issues which were raised in this proceeding; that no promise, inducement or agreement not herein expressed has been made to any Stipulating Party; that this Joint Stipulation constitutes the entire agreement between and among the Stipulating Parties; and each of the undersigned affirmatively represents that he or she has full authority to execute this Joint Stipulation on behalf of his or her client(s).

C. Joint Stipulation Represents a Balance and Compromise of Positions

The Stipulating Parties stipulate and agree that the agreements contained in this Joint Stipulation have resulted from negotiations among the Stipulating Parties. The Stipulating Parties hereto specifically state and recognize that this Joint Stipulation represents a balancing of positions of each of the Stipulating Parties in consideration for the agreements and commitments made by the other Stipulating Parties in connection therewith. Therefore, in the event that the Commission does not approve and adopt all of the terms of this Joint Stipulation, this Joint Stipulation shall be void and of no force and effect, and no Stipulating Party shall be bound by the agreements or provisions contained herein. The Stipulating Parties agree that neither this Joint Stipulation nor any of the provisions hereof shall become effective unless and until the Commission shall have entered an Order approving all of the terms and provisions as agreed to by the parties to this Joint Stipulation.

D. No Admissions Nor Waivers

The Stipulating Parties agree and represent that the provisions of this Joint Stipulation are intended to relate only to the specific matters referred to herein, and by agreeing to this settlement, no Stipulating Party waives any claim or right which it may otherwise have with respect to any matters not expressly provided for herein. In addition, except as specifically set forth in this Joint Stipulation, none of the signatories hereto shall be deemed to have approved or acquiesced in any ratemaking principle, valuation method, cost of service determination, depreciation principle or cost allocation method underlying or allegedly underlying any of the information submitted by the parties to this case and except as specifically provided in this Joint Stipulation, nothing contained herein shall constitute an admission by any Stipulating Party that any allegation or contention in this proceeding is true or valid or shall constitute a determination by the Commission as to the merits of any allegations or contentions made in this proceeding.

E. No Precedential Value

The Stipulating Parties agree that the provisions of this Joint Stipulation are the result of negotiations based upon the unique circumstances currently represented by the Company’s Application and that the processing of this case sets no precedent for any future cases that the Applicant or others may file with this Commission. The Stipulating Parties further agree and represent that neither this Joint Stipulation nor any Commission order approving the same shall constitute or be cited as precedent or deemed an admission by any Stipulating Party in any other proceeding except as necessary to enforce its terms before the Commission or any court of competent jurisdiction. The Commission’s decision, if it enters an order approving this Joint Stipulation, will be binding as to the matters decided regarding the issues described in this Joint Stipulation, but the decision will not be binding with respect to similar issues that might arise in other proceedings. A Stipulating Party’s support of this Joint Stipulation may differ from its position or testimony in other cases. To the extent there is a difference, the Stipulating Parties are not waiving their respective positions in other cases. Because this is a stipulated agreement, the Stipulating Parties are under no obligation to take the same position as set out in this Joint Stipulation in other dockets.

F. Outstanding Discovery and Motions

As between and among the Stipulating Parties, any pending requests for information or discovery and any motions (other than the Motion to Strike filed by the Oklahoma Association of Electric Cooperatives) that may be pending before the Commission are hereby withdrawn.

WHEREFORE, the Stipulating Parties hereby submit this Joint Stipulation and Settlement Agreement to the Commission as their negotiated settlement of this proceeding with respect to all issues raised within the Application filed herein by Oklahoma Gas and Electric Company or by Stipulating Parties to this case, and respectfully request the Commission to issue an Order approving the recommendations of this Joint Stipulation and Settlement Agreement.

OKLAHOMA GAS AND ELECTRIC COMPANY
Dated:	6/12/24	By:	/s/ Ken Miller
Kenneth Miller, Vice President, Public and Regulatory Affairs

PUBLIC UTILITY DIVISION OKLAHOMA CORPORATION COMMISSION
Dated:	6/12/24	By:	/s/ Mark Argenbright
Mark Argenbright, Director

OKLAHOMA OFFICE OF THE ATTORNEY GENERAL
Dated:	6/12/24	By:	/s/ A. Chase Snodgrass
A. Chase Snodgrass, Deputy Attorney General

OKLAHOMA INDUSTRIAL ENERGY CONSUMERS
Dated:	6/12/24	By:	/s/ Thomas P. Schroedter
Thomas P. Schroedter, Oklahoma Industrial Energy Consumers

OG&E SHAREHOLDERS ASSOCIATION
Dated:	6/12/24	By:	/s/ Jack G. Clark Jr.
Jack G. Clark Jr., OG&E Shareholders

WALMART INC.
Dated:	6/12/24	By:	/s/ Rick Chamberlain
Rick Chamberlain, Walmart

AARP
Dated:	By:
Adam J. Singer, AARP

FEDERAL EXECUTIVE AGENCIES
Dated:	6/12/24	By:	/s/ Ashley N. George
Ashley N. George, Capt, USAF

CMC STEEL OKLAHOMA
Dated:	6/12/24	By:	/s/ Damon Xenopoulos

OKLAHOMA ASSOCIATION OF ELECTRIC COOPERATIVES
Dated:	6/12/24	By:	/s/ J. Eric Turner
J. Eric Turner, Oklahoma Association of Electric Cooperatives

PETROLEUM ALLIANCE OF OKLAHOMA
Dated:	6/12/24	By:	/s/ J. David Jacobson
J. David Jacobson, Petroleum Alliance of Oklahoma